Exhibit 21.1
SUBSIDIARIES OF TRINET GROUP, INC.

Company Name	Incorporation Jurisdiction
Ambrose Advisory Services, LLC	New York
App7, Inc.	Delaware
Archimedes Risk Solutions, Ltd.	Bermuda
Clarus R&D Solutions, LLC	Ohio
InsureYourPeople, LLC	Delaware
ManageYourPeople, LLC	Delaware
PayYourPeople, LLC	Delaware
TriNet Commercial Services, Inc.	Delaware
TriNet Employer Group Canada, Inc.	Ontario
TriNet Enrich Administration, Inc.	Delaware
TriNet HR I, Inc.	Oklahoma
TriNet HR II, Inc.	Delaware
TriNet HR II Holdings, Inc.	Delaware
TriNet HR II-A, Inc.	Florida
TriNet HR III, Inc.	California
TriNet HR III-A, Inc.	Delaware
TriNet HR III-B, Inc.	Delaware
TriNet HR IV, LLC	New York
TriNet HR X, Inc.	Delaware
TriNet HR XI, Inc.	Delaware
TriNet Insurance Brokerage, Inc.	Delaware
TriNet MSB, Inc.	Delaware
TriNet Professional Employer Services, Inc.	Delaware
TriNet SMB Services, Inc.	Delaware
TriNet TCR Operations S.R.L.	Costa Rica

TriNet Trust	Delaware
TriNet USA, Inc.	Delaware
YourPeople, Inc.	Delaware
Zenefits Development, Inc.	British Columbia
Zenefits Technologies India Private Limited	Karnataka